Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-181749-03) of PECO Energy Company of our report dated February 13, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of PECO Energy Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 13, 2014